SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DUKE CAPITAL LLC

(Exact name of Registrant as specified in its charter)

Delaware	51-0282142
(State of Incorporation or Organization)	(IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina	28202-1904
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	___________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Liability Company Membership Interests

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

On April 3, 2006, Duke Power Company LLC (“Duke Power”), a North Carolina limited liability company (formerly Duke Energy Corporation, a North Carolina corporation) engaged in a series of transactions (the “Merger Transactions”) that resulted in Duke Power becoming a wholly-owned subsidiary of Duke Energy Corporation (formerly Duke Energy Holding Corp.) (“Duke Energy”), a Delaware corporation. In connection with the Merger Transactions, Duke Power transferred the membership interests in the registrant to Duke Energy. In connection with such transfer, the registrant entered into the First Amendment to the Limited Liability Company Agreement of the registrant to admit Duke Energy as the sole member of the registrant. Such Amendment is included as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 2.	Exhibits.

3.1	First Amendment to Limited Liability Company Agreement of Duke Capital LLC, dated as of April 3, 2006 (incorporated by reference to Exhibit 3.1 to the Duke Capital LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 7, 2005	DUKE CAPITAL LLC

	By:	/s/ Steven K. Young
Name: Steven K. Young
Title: Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to Limited Liability Company Agreement of Duke Capital LLC, dated as of April 3, 2006 (incorporated by reference to Exhibit 3.1 to the Duke Capital LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2006).